UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2019

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices) (Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2019, the Board of Directors (the “Board”) of Bed Bath & Beyond Inc. (the “Company”) appointed Mary A. Winston, 57, a current member of the Board, as Interim Chief Executive Officer of the Company, effective as of that date, to succeed Steven Temares, who ceased to serve as Chief Executive Officer of the Company as of May 12, 2019.  Mr. Temares resigned as a member of the Board effective as of May 13, 2019.

In connection with his separation from the Company, Mr. Temares will be entitled to those separation payments and benefits as are provided upon a termination of employment without “cause” pursuant to his employment agreement, outstanding option and performance stock unit award agreements, and, subject to his timely execution and non-revocation of a release of claims, his supplemental executive retirement benefit agreement.  Following his separation, Mr. Temares will continue to be subject to the restrictive covenants, including the one-year post-termination non-competition and non-solicitation covenants set forth in his employment agreement with the Company.

A copy of the press release issued by the Company on May 13, 2019 regarding the above is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Important Information

Bed Bath & Beyond Inc. (the “Company”) intends to file a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting with the Securities and Exchange Commission (the “SEC”). Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Bed Bath & Beyond Inc. at 650 Liberty Avenue, Union, New Jersey 07083, by contacting the Company’s proxy solicitor, D.F. King & Co., toll-free at 1 (888) 777-0320 or at bbby@dfking.com, or from the investor relations section of the Company’s website at www.bedbathandbeyond.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 2, 2019, filed with the SEC on April 30, 2019, the Company’s Current Reports on Form 8-K filed with the SEC on June 5, 2018 and April 22, 2019 (as amended by the Form 8-K/A filed with the SEC on May 3, 2019) and the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on May 31, 2018. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by Bed Bath & Beyond Inc. on May 13, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: May 16, 2019	By:	/s/ Robyn M. D’Elia
Robyn M. D’Elia
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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Exhibit 99.1

Bed Bath & Beyond Inc. Announces CEO Transition

Recently Appointed Board Member Mary Winston Appointed Interim CEO;
Steven Temares Steps Down as CEO

Recently Appointed Board Member Andrea Weiss to Chair Business Transformation and

Strategy Review Committee

UNION, N.J., May 13, 2019 — Bed Bath & Beyond Inc. (NASDAQ: BBBY) today announced that Mary Winston, a seasoned public company executive who recently joined the Bed Bath & Beyond Board of Directors, has been appointed Interim Chief Executive Officer, effective immediately. Steven Temares has stepped down as Chief Executive Officer and resigned as a member of the Bed Bath & Beyond Board.

The Board has formed a CEO search committee to identify a permanent CEO and will retain an executive search firm to assist in the search process. The Board’s search process will focus on individuals who have transformation and innovation experience in the retail sector.

In addition, the Board appointed Andrea Weiss, a long-time retail executive who also recently joined the Bed Bath & Beyond Board, as Chair of the Business Transformation and Strategy Review Committee, which will be responsible for ensuring that all aspects of the Company’s ongoing business transformation are addressed. Ms. Weiss and the Committee will work closely alongside Ms. Winston in her role as Interim CEO and the other members of the leadership team to identify opportunities for rapid performance improvement of both short- and long-term results.

Patrick Gaston, Independent Chairman of the Bed Bath & Beyond Board, stated, “Bed Bath & Beyond has a significant opportunity to drive value creation by building on its great brands and strong customer affinity. As the Company continues its efforts to improve its financial performance and enhance its competitive position, the Board determined that now is the right time to identify the next generation of leadership. We are fortunate to have someone of Mary’s caliber to serve as Interim CEO while the Board conducts a search for a permanent successor, and are confident in her ability to lead the Company forward during this transition period.”

Ms. Winston said, “This is an important time for Bed Bath & Beyond and we are committed to being the leading omnichannel retailer of choice for the home and heart-felt life events. Together with the Board, including the members of the Business Transformation and Strategy Review Committee, the leadership team and our more than 60,000 associates, I look forward to building an even stronger future for Bed Bath & Beyond. As we continue to review our business initiatives, we will be focused on driving continued margin improvement, enhancing the in-store and online experience, and accelerating our transformation to the benefit of our shareholders, customers and other stakeholders.”

Mr. Gaston added, “During Steven’s tenure as CEO, Bed Bath & Beyond has grown into an iconic omnichannel retailer with a strong portfolio of brands, more than 1,500 stores and an expanding digital presence. On behalf of the Board, I thank him for his unwavering commitment and tireless service, and wish him the best. We also extend our continued appreciation to the entire leadership team and to all of our associates for their unceasing focus on transforming Bed Bath & Beyond and executing on our priorities.”

Mr. Temares said, “It has been a privilege to serve with my fellow associates for these past twenty seven years. It has always been, and will always be, about our people. There are truly no words to adequately express my gratitude to them and I will miss them immensely. I continue to trust in them and look forward to great accomplishments in the years to come.”

On May 1, 2019, five new independent directors joined the Bed Bath & Beyond Board. This follows the appointment of two new independent directors in 2018, and one new independent director in 2017, with a total of eight new independent directors having recently joined the Board. Upon the completion of the leadership transition announced today, Bed Bath & Beyond’s Board will consist of nine members, eight of whom are independent.

About Mary Winston

Ms. Winston is a seasoned executive with significant governance expertise across a broad range of industries, having served on large public company boards and audit committees for many years. She has a strong background in all aspects of finance and accounting, as well as experience in M&A, corporate strategy, cost restructuring programs, corporate governance/compliance, and investor relations/communications. Among other roles, she has served as Executive Vice President and Chief Financial Officer at Family Dollar Stores Inc., Senior Vice President and Chief Financial Officer at Giant Eagle, Inc., Executive Vice President and Chief Financial Officer at Scholastic Corporation, Vice President and Controller of Visteon Corporation and Vice President, Global Financial Operations at Pfizer Inc. in the Pharmaceuticals Group. She started her career as a CPA and auditor at Arthur Andersen & Co. Ms. Winston is a National Association of Corporate Directors (NACD) Board Governance Fellow. She currently serves as President at WinsCo Enterprises Inc., a financial and board governance consulting firm. She has served on the boards of Plexus Corp and SuperValu Inc. and is currently a member of the boards of Acuity Brands, Inc., Domtar Corporation and Dover Corporation.

Ms. Winston received a Bachelors degree of Accounting from the University of Wisconsin, an MBA in Finance, Marketing and International Business from Northwestern University’s Kellogg Graduate School, and is a CPA, as well as a NACD Board Leadership Fellow.

About Andrea Weiss

Ms. Weiss was an early innovator in multi-channel commerce and brings nearly 30 years of entrepreneurial leadership experience in the retail industry, currently serving as Founding Partner of The O Alliance, LLC and Chief Executive Officer and Founder of Retail Consulting Inc. She is recognized as a pioneer in creating a seamless customer experience, and has been a key player in transforming retail into the digital space. She also has extensive experience developing high-level business strategy and tactical execution plans, including implementing turnaround initiatives for leading brands in the U.S. and Europe. She has held executive leadership roles at dELiA*s, Inc., The Limited Inc., GUESS, Inc., Ann Taylor Stores, Inc. and The Walt Disney Company. Ms. Weiss is a National Association of Corporate Directors (NACD) Board Governance Fellow and was named to the NACD Top 100 Best Public Directors in 2016. Ms. Weiss previously served on the boards of Grupo Cortefiel, where she served as Chairwoman, GSI Commerce, Pep Boys, Chico’s FAS, Inc. and Nutrisystem, Inc. She currently serves as a director on the boards of Cracker Barrel Old Country Store, Inc., O’Reilly Auto Parts and RPT Realty.

Ms. Weiss received a Bachelor of Fine Arts from Virginia Commonwealth University and a Masters of Administrative Science from The Johns Hopkins University. She also completed post-graduate studies at Harvard Business School and The Kellogg School at Northwestern University.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that is the trusted expert for the home and heartfelt life events. The Company sells a wide assortment of domestics merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward-Looking Statements

This press release may contain forward-looking statements. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; the impact of goodwill and intangible asset impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; the integration of acquired businesses and potential continuing uncertainty arising in connection the announced intention by a shareholder to seek control of our Board of Directors. The Company does not undertake any obligation to update its forward-looking statements.

Important Information

Bed Bath & Beyond Inc. (the “Company”) intends to file a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting with the Securities and Exchange Commission (the “SEC”). Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Bed Bath & Beyond Inc. at 650 Liberty Avenue, Union, New Jersey 07083, by contacting the Company’s proxy solicitor, D.F. King & Co., toll-free at 1 (888) 777-0320 or at bbby@dfking.com, or from the investor relations section of the Company’s website at www.bedbathandbeyond.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 2, 2019, filed with the SEC on April 30, 2019, the Company’s Current Reports on Form 8-K filed with the SEC on June 5, 2018 and April 22, 2019 (as amended by the Form 8-K/A filed with the SEC on May 3, 2019) and the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on May 31, 2018. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 or IR@bedbath.com

MEDIA CONTACT: Matthew Sherman / Tim Lynch / Adam Pollack / Arielle Rothstein

Joele Frank, Wilkinson Brimmer Katcher, (212) 355-4449